Exhibit 10.15

                             STOCKHOLDERS' AGREEMENT


                  This STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of August 1, 2000, by and among AmeriCom USA, Inc., a Delaware corporation (the "Corporation"), Robert M. Cezar and those other stockholders and beneficial owners of the Corporation whose names are set forth on the signature pages below (together, the "Stockholders"), and Giacomo Torrente (the "Stockholder Representative").

                  WHEREAS, each Stockholder is currently the beneficial owner of the number of shares of common stock of the Corporation set forth opposite such Stockholder's name on Exhibit A attached hereto;

                  WHEREAS,   the  Stockholder   Representative  is  providing  a
personal guarantee of a short-term loan extended by Sterling National Bank of New York to the Corporation; and

                  WHEREAS, in recognition of the Stockholder Representative's willingness to provide such guarantee for the benefit of the Corporation and in order to induce certain Investors (as defined below) to purchase certain shares of capital stock of the Company in the Private Placement (as defined below), the Stockholders and the other parties hereto have agreed to enter into this Agreement for the benefit of the Corporation.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereto hereby agree as follows:

                  1. Definitions. The following terms shall have the following meanings when used herein:

                  "Cezar Trust Shares" shall mean the 50,000 Shares held by The Robert and Dianne Cezar Grandchildrens' Trust Dated 1/25/98 and the 475,883 Shares held by the Robert & Dianne Cezar Irrevocable Trust Dated 1/25/98.

                  "Delivery Event" shall occur if the Market Price per share of the shares of common stock of the Corporation purchased by the Investors in the Private Placement is less than the purchase price per share (appropriately adjusted for splits or dividends, combinations, recapitalizations, reorganizations and like events occurring after the consummation of the Private Placement) paid by the Investors for such shares.

                  "Escrow Agent" shall mean Kramer Levin Naftalis & Frankel LLP or such other person or entity mutually designated by the Stockholder Representative, on behalf of the Stockholders, and the Investors to act as escrow agent.

                  "Market Price" of any security shall mean as of the date of determination, (a) the average of the closing bid and asked prices of such security for the sixty (60) consecutive trading days immediately preceding such date, as officially reported on the principal national securities exchange on which such security is then listed or admitted to trading; or (b) if such security is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the average closing trading price of such security for the sixty (60) consecutive trading days immediately preceding such date; or (c) if such security is not so designated, the average of the reported closing bid and asked prices of such security in the over-the-counter market for the sixty (60) consecutive trading days immediately preceding such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System and reported by any member firm of the New
                  York Stock Exchange selected by the Corporation. If the security is not publicly held or so listed or traded, "Market Price" shall mean the fair value of the security as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive.

                  "Private Placement" shall mean the currently contemplated offering of shares of common stock of the Corporation to certain persons (the "Investors"), with gross proceeds to the Corporation of up to $25,000,000, with a minimum commitment amount of $10,000,000 on or before October 30, 2000.

                  "Shares" shall mean: (i) the issued and outstanding shares of capital stock of the Corporation listed on Exhibit A attached hereto, (ii) any additional shares of capital stock hereafter issued to any Stockholder, and (iii) any shares of capital stock of the Corporation into which such shares may be converted, reclassified or exchanged or for which they may be exchanged or exercised.

                  2. The Escrow.

                  (a) Upon the earlier of (i) October 30, 2000 or (ii) the funding of the Private Placement and for a period of two years thereafter, as a guarantee of the value of the shares of common stock of the Corporation purchased by the Investors in the Private Placement, each of the Stockholders shall transfer, assign and deliver to and deposit with the Escrow Agent such Stockholder's Shares, except the Cezar Trust Shares, and shall deliver or cause to be delivered immediately upon the consummation of the Private Placement to the Escrow Agent the certificates evidencing such Shares, duly endorsed in blank (or with duly executed blank stock powers) for transfer. Each Stockholder hereby represents and warrants that the number of shares of common stock of the Corporation set forth opposite such Stockholder's name on Exhibit A includes all shares of such Common Stock beneficially owned by such Stockholder, whether issued in such Stockholder's name or otherwise. The Stockholders hereby agree to execute and deliver to the Escrow Agent an escrow agreement and such additional assignments and other instruments as may be necessary or required by the Escrow Agent to confirm and make effective such transfer, assignment, delivery and deposit.

                  (b) On the second anniversary of the consummation of the Private Placement, if a Delivery Event has occurred and is in effect on such date, the Escrow Agent shall deliver to the Investors or their respective designees, that number of Shares whose Market Price, taken as a whole, would represent the difference between (i) the aggregate purchase price paid by the Investors for the shares of common stock of the Corporation purchased by the Investors in the Private Placement and (ii) the Market Price of the common stock multiplied by such number of shares of common stock of the Corporation purchased by the Investors in the Private Placement, to the extent the Investors or their affiliates still own such shares. To the extent that any Shares shall be delivered to the Investors pursuant to this Section 2(b), such Shares shall be taken (w) first, from the escrowed Shares of Robert M. Cezar, except for the Cezar Trust Shares, and Giacomo Torrente on a pro rata basis in proportion to their holdings set forth on Exhibit A hereto (excluding the Cezar Trust Shares) and (x) then, to the extent necessary, from the escrowed Shares of the other Stockholders on a pro rata basis in proportion to their holdings set forth on Exhibit A hereto. The balance of the Shares in escrow shall then be distributed
(y) first, pro rata to the Stockholders, in proportion to and to the extent of their holdings set forth on Exhibit A hereto, and (z) then, pro rata to Robert
M. Cezar and Giacomo Torrente in proportion to their holdings set forth on Exhibit A hereto (excluding the Cezar Trust Shares).

                  (c) From and after the date hereof and during the existence of the escrow created pursuant to this Section 2, no Stockholder shall sell, assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily, any of the Shares now or hereafter owned (of record or beneficially) by him, her or it, except as expressly provided in the escrow agreement and in accordance with its terms and conditions. Notwithstanding the preceding sentence, following the first anniversary of the consummation of the Private Placement, each Stockholder, other than Robert M. Cezar and Giacomo Torrente, may sell up to an aggregate of ten percent (10%) of such Stockholder's Shares prior to the delivery or distribution of the Shares to the Investors or Stockholders, as the case may be, pursuant to Section 2(b) hereof; provided, however, that any such Stockholder who is not in breach of this Agreement may waive his, her or its right to sell any or all of such ten percent (10%) and may assign in writing such waived portion to any other Stockholder, other than Robert M. Cezar and Giacomo Torrente, such that the number of Shares that such waiving Stockholder could otherwise have sold, had he, she or it not waived such right, may be sold by such assignee in addition to the ten percent (10%) that such assignee may sell pursuant to this Section 2(c); provided, further, that in no event shall all such Stockholders, as a group, sell in the aggregate more than ten percent (10%) of the total of such Stockholders' Shares prior to the delivery or distribution of the Shares to the Investors or Stockholders, as the case may be, pursuant to Section 2(b) hereof.

                  (d) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of the escrow agreement to be entered into by the Stockholders, the Investors and the Escrow Agent.

                  3. Powers of the Stockholder Representative.

                  (a) During the existence of the escrow created by Section 2, the Stockholder Representative shall possess an irrevocable proxy, and in his sole discretion shall be entitled to exercise all rights and powers to vote the Shares and to assent to or dissent from any corporate or stockholder action of any kind whatsoever, whenever such vote, assent or dissent is required or permitted by law or otherwise, including, without limitation, the election of directors, amendment or repeal of the Certificate of Incorporation and By-Laws of the Corporation, or any proposed increase, decrease or change in the classification of the capital stock of the Corporation or any proposed dissolution and liquidation or merger or consolidation of the Corporation into or with another corporation or corporations, or any sale, lease, transfer, conveyance, mortgage or encumbrance of all or any substantial part of the assets of the Corporation. The Stockholders hereby agree to execute and deliver to the Stockholder Representative such additional agreements and other instruments as may be necessary or required by the Stockholder Representative or the Investors to confirm and make effective such irrevocable proxy.

                  (b) In voting the Shares or in otherwise assenting or dissenting to any matter pursuant to his authority pursuant to this Agreement, or in performing any act in respect of the control or management of the Corporation or its affairs, the Stockholder Representative shall exercise his best judgment in the interests of the Corporation. In the event of the Stockholder Representative's death or incapacitation, the Board of Directors of the Corporation (the "Board"), or a committee of directors designated by the Board, shall assume the duties of the Stockholder Representative as set forth herein and, in the performance of such duties, shall exercise its best judgment in the interests of the Corporation. As used herein, the term "Stockholder Representative" shall include Giacomo Torrente and, to the extent applicable as set forth in this Section 3(b), the Board or a designated committee thereof.

                  (c) The Stockholder Representative shall be entitled to the advice of legal counsel and may employ counsel who, in the discretion of the Stockholder Representative, may be counsel for the Corporation or for any Stockholder individually; and the Stockholder Representative may act in relation to this Agreement upon the opinion or advice of any such legal counsel, whether retained or selected by him, by the Corporation or otherwise. The Stockholder Representative shall not be responsible for any loss resulting from any action or non-action in accordance with any such opinion or advice. The Stockholder Representative shall not be personally liable or responsible for the payment of the fees of any such legal counsel or for other costs or expenses in case of any litigation arising hereunder or in connection with this Agreement.

                  (d) The Corporation shall reimburse the Stockholder Representative for all reasonable costs, expenses and other charges (including reasonable attorneys' fees and disbursements) incurred in connection with this
Section 3 and in administering the irrevocable proxy created hereby and in enforcing or defending the validity of this Agreement or any part hereof, as the Stockholder Representative deems necessary and proper. The Corporation may seek contribution from the Stockholders to the extent such costs, expenses and other charges are incurred by the Stockholder Representative in enforcing or defending this Agreement or any part hereof.

                  (e) Notwithstanding anything to the contrary set forth herein, the Stockholder Representative shall not be required to perform any act, matter or thing or incur any liability or expense under this Agreement without such further indemnity as the Stockholder Representative from time to time may request from the Corporation.

                  (f) The Stockholder Representative may serve as director, officer and employee of the Corporation, and may vote or cause votes to be cast in favor of his own election, appointment or employment as such director, officer or employee, with the same rights as he would have had if such Stockholder Representative were not a Stockholder Representative pursuant to this Agreement.

                  (g) The Stockholder Representative shall not be liable for any error of judgment or for any act of commission or omission, or for any mistake of law or fact, or for anything which he may do or refrain from doing in good faith, nor generally shall he have any accountability hereunder, except for his own willful misconduct or gross negligence.

                  (h) The proxy created by this Section 3 shall be irrevocable and shall terminate upon the termination of the escrow created pursuant to
Section 2.

         14. Termination. This Agreement shall terminate only upon the earlier of (i) two years from the date of the consummation of the Private Placement,
(ii) the unanimous written consent of the Investors in their sole and absolute discretion, and (iii) six months from the date hereof if the Private Placement is not consummated.

         15. Rights, Obligations and Remedies. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without posting any bond and without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

         19.      General Provisions.

                  (a) Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class-registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below, or such other address, telecopy number or person's attention, as may hereafter be designated in writing by such party to the other parties:

         If to the Corporation:             AmeriCom USA, Inc.
                                            825 Buckley Road, Suite B
                                            San Luis Obispo, California  93401
                                            Attention:  Chief Financial Officer
                                            Facsimile:  (805) 820-6228
         with a copy (which copy shall
         not constitute notice) to:         Kramer Levin Naftalis & Frankel LLP
                                            919 Third Avenue
                                            New York, New York  10022
                                            Attention:  Bruce Rabb, Esq.
                                            Facsimile:  (212) 715-8000


         If to any Stockholder, to the address set forth in Exhibit A, or such other address as the Stockholder may designate by notice.


         If to the Stockholder Representative: Giacomo Torrente
                                               c/o Silvia Quarnstrom
                                               51 West 69th Street, Apt. 5D
                                               New York, New York  10023
                                               Facsimile:  (212) 208-0944


All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the fifth business day after the posting thereof.

                  (b) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all negotiations, prior discussions, or prior agreements and understandings.

                  (c) Amendment; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by all the parties hereto.

                  (d) Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

                  (e) Successors. This Agreement shall inure to the benefit of and bind, as the case may require, the parties hereto and their respective heirs, executors, administrators, successors and assigns, and each person to whom any stock certificate representing the Shares is issued, transferred, assigned or hypothecated (whether by testamentary disposition, inheritance, order of court or otherwise) shall take the same subject to each and all of the terms and conditions hereof, and by such person's acceptance of such stock certificate shall be bound by this Agreement in the same manner and to the same extent as though such person had signed this Agreement as one of the parties hereto.

                  (f) Severability. If any one or more provisions of this Agreement should be or become contrary to law, then such provision or provisions only shall be null and void and shall be deemed separable from the remaining provisions hereof, and its or their invalidity shall not in any way affect the validity of this Agreement as a whole or of any other provision or portion thereof.

                  (g) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its choice of law principles. Each of the parties hereto submits to the jurisdiction of any federal or state court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond surety, or other security that might be required of any other party with respect thereto.

                  (h)  Waiver  of  Jury  Trial.   The  parties   hereto   hereby
irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  (i) Counterparts. This Agreement may be executed in facsimile in any number of counterparts with the same force and effect as though all of the parties hereto had signed but one instrument.

                  (j) Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference, and are not a part of and are not intended to govern or aid in the construction of any of the terms or provisions thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                              AMERICOM USA, INC.


                                              By: /s/ Thomas J. Hopfensperger
                                                  Name: Thomas J. Hopfensperger
                                                  Title: Chief Executive Officer



                                              STOCKHOLDER REPRESENTATIVE

                                              /s/ Giacomo Torrente
                                              --------------------------
                                              Giacomo Torrente


                                              STOCKHOLDERS:


                                              MEGAWEB TRADING LTD.

                                              By: /s/ Giacomo Torrente
                                                 -----------------------
                                                 Giacomo Torrente


                                              HELEN E. COOPER TRUSTEES,
                                              HELEN E. COOPER TRUST

                                              By: /s/ Helen E. Cooper
                                                 -----------------------
                                                 Name: Helen E. Cooper
                                                 Title: Trustee


                                              /s/ Helen E. Cooper
                                              --------------------------
                                              Helen E. Cooper

                                              /s/ Craig D. Machado
                                              --------------------------
                                              Craig D. Machado

                                              /s/ Marcia M. Machado
                                              --------------------------
                                              Marcia M. Machado

                                                  DAVID   H.   LOOMIS  &  SHERRY
                                                  LOOMIS    TRUSTEES   FOR   THE
                                                  BENEFIT  OF DAVID H.  LOOMIS &
                                                  SHERRY   LOOMIS  FAMILY  TRUST
                                                  UNDER AGREEMENT DATED 4/17/00

                                                  By: /s/ David H. Loomis
                                                     --------------------------
                                                  Name: David H. Loomis
                                                  Title: Trustee


                                                  /s/ David H. Loomis
                                                  --------------------------
                                                  David H. Loomis


                                                  /s/ Sherry Loomis
                                                  --------------------------
                                                  Sherry Loomis


                                                  KELKE INVESTMENTS LTD.,
                                                  C/O TWA, COCHRANE & SKATFELD


                                                  By its Director
                                                   Logberg Directors Ltd.

                                                  By: /s/ Bruce Twa
                                                     -------------------------
                                                  Name: Bruce Twa
                                                  Title: Authorized Signatory


                                                  /s/ Jayson Schwartz
                                                  --------------------------
                                                  Jayson B. Schwarz

                                                  STRAIT VENTURE INC.

                                                  By: /s/ Winston Lee
                                                     -------------------------
                                                  Name: Winston Lee
                                                  Title: Managing Director


                                                  STRAIT VENTURES LTD.,
                                                  C/O TWA, COCHRANE & SKATFELD

                                                  By its Director
                                                   Logberg Directors Ltd.

                                                  By: /s/ Bruce Twa
                                                     -------------------------
                                                  Name: Bruce Twa
                                                  Title: Authorized Signatory


                                                  JESSDER HOLDINGS LTD.,
                                                  C/O TWA, COCHRANE & SKATFELD

                                                  By its Director
                                                   Logberg Directors Ltd.

                                                  By: /s/ Bruce Twa
                                                     -------------------------
                                                  Name: Bruce Twa
                                                  Title: Authorized Signatory

                                                  /s/ Winston Lee
                                                  --------------------------
                                                  Winston Lee

                                                   THE ROBERT & DIANNE CEZAR
                                                   GRANDCHILDRENS' TRUST DATED
                                                   1/25/98

                                                   By: /s/ David H. Loomis
                                                      ------------------------
                                                   Name: David H. Loomis
                                                   Title: Trustee


                                                   ROBERT & DIANNE CEZAR
                                                   IRREVOCABLE TRUST DATED
                                                   1/25/98

                                                   By: /s/ David H. Loomis
                                                      ------------------------
                                                   Name: David H. Loomis
                                                   Title: Trustee


                                                   ROBERT M. CEZAR TRUSTEE,
                                                   ROBERT M. CEZAR IN TRUST

                                                   By: /s/ Robert M. Cezar
                                                      -------------------------
                                                   Name: Robert M. Cezar
                                                   Title: Trustee

                                                    /s/ Robert M. Cezar
                                                   --------------------------
                                                   Robert M. Cezar

                                                    /s/ Dianne Cezar
                                                   --------------------------
                                                   Dianne Cezar

                                    EXHIBIT A

                                     Shares


Stockholder                                            Address                               Number of Shares
-----------                                            -------                               ----------------

Robert M. Cezar                                        1003 Acorn Drive                           7,833,733
                                                       Arroyo Grande, CA  93420

The Robert & Dianne Cezar Grandchildrens' Trust        1003 Acorn Drive                              50,000
Dated 1/25/98                                          Arroyo Grande, CA  93420

Robert & Dianne Cezar Irrevocable Trust
Dated 1/25/98                                          1003 Acorn Drive                             475,883
                                                       Arroyo Grande, CA  93420

Robert M Cezar Trustee, Robert M. Cezar in Trust       1003 Acorn Drive                           5,803,396
                                                       Arroyo Grande, CA  93420

Helen E. Cooper                                        1940 Carmel Court                            328,229
                                                       Grover Beach, CA  93433

Helen E. Cooper Trustee, Helen E. Cooper Trust         1940 Carmel Court                            665,690
                                                       Grover Beach, CA  93433

David H. Loomis &                                      613 Myrtle Street                          2,260,684
Sherry Loomis Trustees For the Benefit of David &      Arroyo Grande, CA  93420
Sherry Loomis Family Trust Under Agreement Dated
4/17/00

Craig D. Machado                                       21 La Gaviota                                 20,000
                                                       Pismo Beach, CA  93449

Craig D. Machado & Marcia M. Machado Joint Tenants     21 La Gaviota                                531,121
                                                       Pismo Beach, CA  93449

Jayson B. Schwarz                                      Schwarz & Gillen                               5,000
                                                       2040 Yonge Street  Suite 220
                                                       Toronto, Ontario M4S 1Z9
                                                       Canada

Kelke Investments Ltd., c/o Twa,
Cochrane & Skatfeld                                    Chancery Court, Leeward Highway,             665,690
                                                       Providenciales, Turks and Caicos, BWI

Winston Lee                                            1080 Karina Way                               25,000
                                                       Arroyo Grande, CA  93420



Strait Venture Inc.                                    Chancery Court, Leeward Highway,               5,590
                                                       Providenciales, Turks and Caicos, BWI

Strait Ventures Ltd., c/o Twa, Cochrane & Skatfeld     Chancery Court, Leeward Highway,             460,391
                                                       Providenciales, Turks and Caicos, BWI

Jessder Holdings Ltd., c/o Twa, Cochrane & Skatfeld    Chancery Court, Leeward Highway,             200,000
                                                       Providenciales, Turks and Caicos, BWI

Megaweb Trading Ltd.                                   c/o Silvia Quarnstrom                        520,000
(Giacomo Torrente)                                     51 West 69th Street, Apt. 5D
                                                       New York, NY  10023

                                                     Total Number of Shares:                     19,850,407

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